Exhibit 4.2

RAYONIER TRS HOLDINGS INC.,

as ISSUER,

RAYONIER INC.,

as GUARANTOR,

and

THE BANK OF NEW YORK TRUST COMPANY, N.A,

AS TRUSTEE

3.75% SENIOR EXCHANGEABLE NOTES DUE 2012

INDENTURE

DATED AS OF OCTOBER 16, 2007

CROSS-REFERENCE TABLE*

TIA Indenture Section	Section
Section 310(a)(1)	9.9
(a)(2)	9.9
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	9.9
(b)	9.8; 9.10
(c)	N.A.
Section 311(a)	9.13
(b)	9.13
(c)	N.A.
Section 312(a)	2.5
(b)	12.3
(c)	12.3
Section 313(a)	9.15
(b)(1)	N.A.
(b)(2)	9.15
(c)	9.15; 16.2
(d)	9.15
Section 314(a)	6.2; 6.3
(b)	N.A.
(c)(1)	12.4(a)
(c)(2)	12.4(a)
(c)(3)	N.A.
(d)	N.A.
(e)	12.4(b)
(f)	N.A.
Section 315(a)	9.1(a); 9.1(b)(i)
(b)	9.14; 9.2
(c)	9.1(a)
(d)	9.1(b)
(e)	11.11
Section 316(a) (last sentence)	2.9
(a)(1)(A)	8.5
(a)(1)(B)	8.4
(a)(2)	N.A.
(b)	8.7
(c)	12.5
Section 317(a)(1)	8.8
(a)(2)	8.9
(b)	2.4
Section 318(a)	12.1

*	Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

-i-

-ii-

-iii-

SECTION 10.2.	With Consent of Holders	58
SECTION 10.3.	Compliance with Trust Indenture Act	59
SECTION 10.4.	Revocation and Effect of Consents	60
SECTION 10.5.	Notation on or Exchange of Securities	60
SECTION 10.6.	Trustee to Sign Amendments, Etc	60
SECTION 10.7.	Effect of Supplemental Indentures	60

ARTICLE XI

Satisfaction and Discharge

SECTION 11.1.	Satisfaction and Discharge of the Indenture	60
SECTION 11.2.	Repayment to the Company	61

ARTICLE XII

Miscellaneous

SECTION 12.1.	Trust Indenture Act Controls	61
SECTION 12.2.	Notices	61
SECTION 12.3.	Communications by Holders with Other Holders	62
SECTION 12.4.	Certificate and Opinion as to Conditions Precedent	62
SECTION 12.5.	Record Date for Vote or Consent of Securityholders	63
SECTION 12.6.	Rules by Trustee, Paying Agent, Registrar and Exchange Agent	63
SECTION 12.7.	Legal Holidays	63
SECTION 12.8.	Governing Law; Jury Trial Waiver	63
SECTION 12.9.	No Adverse Interpretation of Other Agreements	64
SECTION 12.10.	No Recourse Against Others	64
SECTION 12.11.	Successors	64
SECTION 12.12.	Multiple Counterparts	64
SECTION 12.13.	Separability	64
SECTION 12.4.	Calculations in Respect of the Securities	64
SECTION 12.15.	Table of Contents, Headings, Etc	64

Exhibit A	Form of Note
	• Form of Face of Security
	• Form of the Terms of the Notes
	• Assignment Form
	• Form of Exchange Notice
	• Form of Fundamental Change Repurchase Notice
Exhibit B	Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Restricted Securities
Exhibit C	Form of Notation on Security Relating to Guarantee
Schedule A	Table Showing the Increase in Exchange Rate in Connection with a Make-Whole Fundamental Change

-iv-

THIS INDENTURE, dated as of October 16, 2007, is among RAYONIER TRS HOLDINGS INC., a Delaware corporation (the “Company”), RAYONIER INC., a North Carolina corporation (the “Guarantor”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity and not in its individual capacity, the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“Additional Interest” has the meaning set forth in Section 5(a) of the Registration Rights Agreement. Unless the context otherwise requires, all references herein or in the Securities to “interest” accrued or payable as of any date shall include, without duplication, any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Exchange Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Guarantor or any duly authorized committee of such board of directors.

“Business Day” means each day that is not a Legal Holiday.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 6 thereof.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices)

on such Trading Day as reported in composite transactions on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal national or regional securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional national securities exchange, as available in any over-the-counter market or, if not available on any over-the-counter market, the Closing Sale Price shall be such price as the Board of Directors of the Guarantor shall determine in good faith.

“Common Stock” means any stock of any class of the Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor and which is not subject to redemption by the Guarantor. Subject to the provisions of Section 4.11, however, shares issuable on exchange of Securities shall include only shares of the class designated as Common Stock of the Guarantor, no par value per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor and which are not subject to redemption by the Guarantor; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at 10161 Centurion Parkway, Jacksonville, FL 32256, or such other office as the Trustee may designate by written notice to the Company.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Exchange Reference Period, one-twentieth (1/20) of the product of (i) the Exchange Rate on such day and (ii) the Daily VWAP on such day.

“Daily VWAP” means, for each of the 20 Trading Days during the Exchange Reference Period, the per share Volume-Weighted Average Price.

“Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Price” means, at any time, an amount equal to $1,000 divided by the Exchange Rate in effect at such time rounded to the nearest cent.

“Exchange Reference Period” means (a) for Securities that are exchanged on or after September 10, 2012, the 20 consecutive Trading Days beginning on the 22nd Scheduled Trading Day prior to the Final Maturity Date; and (b) in all other instances, the 20 consecutive Trading Days beginning on the third Trading Day following the Exchange Date.

“Final Maturity Date” means October 15, 2012.

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time and consistently applied.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 6 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Guarantee” means the full and unconditional guarantee of the due and punctual payment of the principal of, and interest, if any, on the Securities by the Guarantor pursuant hereto.

“Guarantor” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Guarantor.

“Holder” or “Securityholder” means the person in whose name a Security is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated into this Indenture by reference to the TIA.

“Initial Purchasers” means Credit Suisse Securities (USA), LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Initial Securities” means the Securities issued on the date hereof in the aggregate Principal Amount of $300,000,000 (which Principal Amount includes the $50,000,000 Principal Amount of Securities issued pursuant to the over-allotment option exercised by the Initial Purchasers in accordance with the Purchase Agreement) and any Securities issued in replacement thereof.

“Interest Payment Date” has the meaning set forth in the Securities.

“Interest Payment Record Date” has the meaning set forth in the Securities.

“Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Nasdaq” means the Nasdaq Global Market.

“NYSE” means the New York Stock Exchange.

“Offering Circular” means the Confidential Offering Circular dated October 10, 2007 relating to the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by at least two Officers of the Company; provided, however, that for purposes of Section 4.11 and Section 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel containing, as applicable, the information specified in Section 12.4. The counsel may be an employee of or counsel to the Company who is reasonably satisfactory to the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, statutory trust, unincorporated organization, government or any agency or political subdivision thereof.

“Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.

“Purchase Agreement” means that certain Purchase Agreement, dated October 10, 2007, among the Company, the Guarantor and the Initial Purchasers.

“QIB” means a qualified institutional buyer as defined in Rule 144A.

“Record Date” means (i) with respect to any payment of interest on the Securities, each April 1 and October 1 (whether or not a Business Day) and (ii) with respect to the events specified in Section 4.6, the meaning specified in Section 4.6.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company, the Guarantor and the Initial Purchasers.

“Restricted Certificated Security” means a Certificated Security that is a Restricted Security.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the Restricted Legend called for by footnotes 2 and 3 to the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such rule, as it may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Security” or “Securities” means the Company’s 3.75% Senior Exchangeable Notes due 2012, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Significant Subsidiary” means any of the Subsidiaries of the Company or the Guarantor (other than the Company) which is a “significant subsidiary” of the Guarantor as such term is defined in Rule 1-02(w) of Regulation S-X.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding voting stock (as defined in Section 3.1) or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trading Day” means (A) a day during which (i) trading in the Common Stock generally occurs on the NYSE or if, the Common Stock is not listed on the NYSE, the principal U.S. national or regional securities exchange on which the Guarantor’s common stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day and (ii) there is no Market Disruption Event; and (B) includes only those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Securities means, on any date of determination, the average of the secondary market bid quotations per Security obtained by the Trustee for $1,000,000 Principal Amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Company selects; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids can reasonably be obtained, then the average of these two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $1,000,000 Principal Amount of the Securities from an independent nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of the Securities shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Exchange Rate on such day.

“Trust Officer” means, with respect to the Trustee, any officer within the Corporate Trust Administration department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means The Bank of New York Trust Company, N.A., not in its individual capacity, but solely in its capacity as trustee hereunder, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor Trustee.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume-Weighted Average Price,” on any Trading Day, means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page RYN.N <EQUITY><AQR> (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The volume-weighted average price shall be rounded to the nearest whole cent.

SECTION 1.2. Other Definitions.

Term	Section
“Additional Securities”	2.2(d)
“Additional Shares”	4.1(c)
“Agent Members”	2.1(d)
“Aggregate Amount”	4.6(e)
“Bankruptcy Law”	8.1
“beneficial owner”	3.1(a)
“capital stock”	3.1(a)
“Cash Percentage”	4.13(d)
“Company Order”	2.2(d)
“continuing director”	3.1(a)
“Current Market Price”	4.6(f)
“Custodian”	8.1
“Daily Settlement Amount”	4.13(b)
“Daily Share Amount”	4.13(b)
“Depositary”	2.1(b)
“Dividend Threshold”	4.6(d)
“Effective Date”	4.1(c)
“Event of Default”	8.1

“Ex Date”	4.6(f)
“Exchange Agent”	2.3
“Exchange Date”	4.2(a)
“Exchange Notice”	4.2(a)
“Exchange Rate”	4.1(a)
“Expiration Date”	4.6(e)
“Expiration Time”	4.6(e)
“Fundamental Change”	3.1(a)
“Fundamental Change Company Notice”	3.1(b)
“Fundamental Change Repurchase Date”	3.1(a)
“Fundamental Change Repurchase Notice”	3.1(c)
“Fundamental Change Repurchase Price”	3.1(a)
“Guaranteed Obligations”	5.1
“Indebtedness”	8.1(7)
“Legal Holiday”	12.7
“Make-Whole Fundamental Change”	3.1(a)
“Measurement Period”	4.1(a)(ii)
“Notice of Default”	8.1
“Paying Agent”	2.3
“Purchased Shares”	4.6(e)
“Reference Property”	4.11
“Register”	2.3
“Registrar”	2.3
“Restricted Legend”	2.12(f)
“Rule 144A Information”	6.2(b)
“Settlement Amount”	4.13(a)
“Stock Price”	4.1(c)
“Underlying Shares”	4.6(b)
“voting stock”	3.1(a)

SECTION 1.3. Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the TIA. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security Holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any successor obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto;

(h) references to “interest” include Additional Interest;

(i) “herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(j) unless context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(k) “or” is not exclusive; and

(l) “including” means including without limitation.

ARTICLE II

The Securities

SECTION 2.1. Form and Dating. (a) The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Restricted Global Securities. All of the Securities shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect repurchases or exchanges of such Securities, in each case in accordance with this Indenture. Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, or otherwise in accordance with this Indenture, and shall be made on the records of the Trustee and the Depositary.

The Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in accordance with Section 2.2, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth in footnote 1 to Exhibit A hereto.

(d) Book-Entry Provisions. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Guarantor, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

None of the Company, the Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depository or for any transactions between a Depository and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Securities shall have any rights under this Indenture, and the Depository or its nominee, if any, shall be deemed and treated by the Company, the Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and Holder of such Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depository, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Securities.

(e) Certificated Securities. Certificated Securities shall be issued only under the circumstances provided in Section 2.12(a)(i).

SECTION 2.2. Execution and Authentication. (a) A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

(b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d) The Trustee shall initially authenticate and make available for delivery Securities for original issue in the aggregate Principal Amount of up to $300,000,000 (which Principal Amount includes the $50,000,000 Principal Amount of Securities issued pursuant to the over-allotment option exercised by the Initial Purchasers in accordance with the Purchase Agreement) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Trustee shall authenticate additional Securities (the “Additional Securities”) thereafter in an unlimited aggregate Principal Amount (so long as permitted by the terms of this Indenture) for original issue upon a Company Order of the Company in aggregate Principal Amount as specified in such order (except as provided in Section 2.7). Each such Company Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. Such Additional Securities shall have identical terms to the Initial Securities except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Securities for all purposes hereunder, including, without limitation, waivers, amendments and offers to purchase. At the option of the Company, the Additional Securities may have the same CUSIP number as the Initial Securities; provided that if any Additional Securities are issued at a price that causes such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the United States Internal Revenue Code of 1986, as amended, such Additional Securities shall not have the same CUSIP number as the Initial Securities.

(e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 Principal Amount and any integral multiple thereof.

SECTION 2.3. Registrar, Paying Agent and Exchange Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan in New York, New York where Securities may be presented for repurchase or payment (“Paying Agent”), an office or agency where Securities may be presented for exchange into Underlying Shares (“Exchange Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional exchange agents. The term “Registrar” includes any co-registrar, including any named pursuant to Section 6.6. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 6.6. The term “Exchange Agent” includes any additional exchange agent, including any named pursuant to Section 6.6.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Exchange Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Exchange Agent in connection with the Securities.

SECTION 2.4. Paying Agent to Hold Money and Securities in Trust. Prior to 11:00 a.m., New York City time, on each due date of payments in respect of, or delivery of Cash in an amount sufficient to make such payments or deliveries when so becoming due on, any Security, as well as Cash or a combination of Cash and shares of Common Stock, as applicable and as provided herein, upon exchange of such Security, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or with the Exchange Agent such number of shares of Common Stock or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Exchange Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash, Common Stock or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Exchange Agent, as applicable, it shall segregate the Cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Exchange Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Exchange Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Exchange Agent, as applicable, require such Paying Agent or Exchange Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Exchange Agent. Upon doing so, the Paying Agent or the Exchange Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.

SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably request.

SECTION 2.6. Transfer and Exchange. (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal Principal Amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit B attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate Securities of a like aggregate Principal Amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 10.5, Article III or Article IV, in each case, not involving any transfer.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Repurchase Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 or Section 6.6 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.

SECTION 2.7. Replacement Securities. If (a) any mutilated security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or repurchased by the Company pursuant to Article III, the Company in its discretion may, instead of issuing a new Security, pay or repurchase such Security, as the case may be, in accordance herewith.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid or repurchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser. A mutilated Security ceases to be outstanding upon surrender and replacement thereof pursuant to Section 2.7.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 11:00 a.m., New York City time, on the Final Maturity Date or a Fundamental Change Repurchase Date, as the case may be, Cash sufficient to pay all Initial Securities and all Additional Securities then payable, then on and after such Final Maturity Date or Fundamental Change Repurchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

If a Security is exchanged in accordance with Article IV, then on the Exchange Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such exchange.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9. Treasury Securities. In determining whether the Holders of the required Principal Amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor. The Company agrees to notify the Trustee in writing of the existence of any such Treasury Securities or Securities owned by the Company, any other obligor on the Securities, or any Affiliate of the Company.

SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Exchange Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or exchange. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, exchange or cancellation and shall deliver the canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has exchanged pursuant to Article IV.

All Securities that are repurchased pursuant to Article III or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.12. Legend; Additional Transfer and Exchange Requirements. (a) Transfer and Exchange of Global Securities. (i) Certificated Securities shall be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notice or (y) if an Event of Default has occurred and is continuing, each of clauses (x) and (y) in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount equal to the Principal Amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 8.6 or 8.7 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such Beneficial Owner’s Securities as if such Certificated Securities had been issued.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who shall take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.6(a); and

(ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(3) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or pursuant to and in compliance with another exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act.

(c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B); or

(ii) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act;

the Registrar shall reduce or cause to be reduced the aggregate Principal Amount of the Restricted Global Security by the appropriate Principal Amount and shall increase or cause to be increased the aggregate Principal Amount of the Unrestricted Global Security by a like Principal Amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no

Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d) Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

(ii) if such beneficial interest in such Unrestricted Global Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and if the Company or the Trustee so requests, an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

(iii) a certification (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to the Company or a Subsidiary of the Company,

the Registrar shall reduce or cause to be reduced the aggregate Principal Amount of the Unrestricted Global Security by the appropriate Principal Amount and shall increase or cause to be increased the aggregate Principal Amount of the Restricted Global Security by a like Principal Amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders (i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y) to exchange such Certificated Securities for an equal Principal Amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate Principal Amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

(ii) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, shall be accompanied by the following additional information and documents, as applicable:

(1) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(2) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under of the Securities Act;

(iii) in the case of a Restricted Certificated Security to be transferred to another person for a beneficial interest in a Restricted Global Security, shall be accompanied by the following information and documents, if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(iv) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, or in the case of a Restricted Certificated Security to be exchanged (and not transferred) for a beneficial interest in a Restricted Global Security, such request need not be accompanied by any additional information or documents; and

(v) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1) if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an ex- change, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Unrestricted Certificated Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and an Opinion of Counsel, certificates and other information reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act; or

(3) if such Unrestricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B).

(f) Legends. (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnotes 2 and (3) to Exhibit A attached hereto (the “Restricted Legend”), for so long as it is required by this Indenture to bear such legend.

(ii) Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(1) in the case of any Restricted Certificated Security, each Registrar shall permit the Holder thereof to transfer such Restricted Certificated Security to a transferee who, unless such transferee is an Affiliate of the Company, shall take such Security in the form of an Unrestricted Certificated Security or (under the circumstances described in Section 2.12(e)) an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(2) in the case of a Restricted Global Security, each Registrar shall permit the Holder thereof to transfer such beneficial interest in a Restricted Global Security to a transferee who, unless such transferee is an Affiliate of the Company, shall take such Security in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such Security; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

If the Applicable Procedures so require, prior to the removal of any restrictive legend at the end of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, such requesting Holder shall deliver an Opinion of Counsel in form reasonably acceptable to the Company to the effect that the restrictions on transfer contained herein and the restrictive legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, Securities that do not bear such Restricted Legend.

(iv) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of any Holder of a Restricted Global Security or a Restricted Certificated Security that is not an Affiliate of the Company, remove any restriction of transfer on such Security, and the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Securities that do not bear the Restricted Legend.

(v) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon exchange of the Securities shall bear a legend substantially to the same effect as the Restricted Legend; provided that all Securities held by Affiliates of the Company shall bear the Restricted Legend at all times, unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Security no longer being “restricted securities” (as defined under Rule 144).

(g) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, or any of its Subsidiaries or any of its Affiliates.

SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.

SECTION 2.14. Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and shall constitute an unsubordinated unsecured general obligation of the Company, ranking equally in right of payment to all our existing and future unsubordinated unsecured indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such indebtedness.

SECTION 2.15. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal or Fundamental Change Repurchase Price, and interest on the Security, for the purpose of receiving Common Stock or Cash and for all other purposes, including without limitation, for purposes of giving notices hereunder, whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16. Defaulted Interest. If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a reasonable manner. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange.

ARTICLE III

Repurchase of Securities at Option of Holders

SECTION 3.1. Repurchase of Securities at Option of the Holder upon a Fundamental Change. (a) In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, the Securities shall be repurchased by the Company, at the option of any Holder thereof, in accordance with the provisions of paragraph 6 of the Securities on a date specified by the Company (the “Fundamental Change Repurchase Date”) that is not less than 20 nor more than 45 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 3.1(b), at a repurchase price in Cash equal to 100% of the Principal Amount of the Securities tendered for purchase, plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”) (subject to the right of Holders on a Record Date to receive interest on the applicable Interest Payment Date), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.1(c).

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(1) any “person” or “group” (other than the Company or the Guarantor, or one or more Subsidiaries of the Company or the Guarantor or employee benefit plans of either the Company or the Guarantor) becomes the “beneficial owner,” directly or indirectly, of shares of the Guarantor’s voting stock representing 50% or more of the total voting power of all outstanding classes of the Guarantor’s voting stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Guarantor and (i) such “person” or “group” files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing the same or (ii) the Company or the Guarantor otherwise becomes aware of any such person or group, in any case other than through a transaction that otherwise would be subject to clause (2) below, but for subclauses (i), (ii) or (iii) thereof;

(2) the Guarantor consolidates with, or merges with or into, another Person or the Guarantor sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Guarantor’s assets, or any Person consolidates with, or merges with or into, the Guarantor; provided, however, that a transaction described in this clause (2) will be deemed not to be a Fundamental Change so long as (i) the persons that “beneficially owned,” directly or indirectly, shares of the Guarantor’s voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person or a Parent thereof, (ii) such transaction is effected solely for the purpose of changing the Guarantor’s jurisdiction of incorporation and resulting in a reclassification, exchange or exchange of outstanding shares of common stock, if at all, solely into shares of the surviving entity or a direct or indirect parent of the surviving entity or (iii) the consolidation or merger, or the sale, assignment, conveyance, transfer, lease or other disposition, is between or among the Company, the Guarantor or the respective Subsidiaries of the Company or the Guarantor;

(3) the Guarantor’s Common Stock or the common stock into which the Securities are then exchangeable ceases to be listed on the NYSE, the Nasdaq or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States;

(4) continuing directors cease to constitute a majority of the Guarantor’s Board of Directors; or

(5) the Guarantor’s stockholders approve any plan or proposal for the Guarantor’s liquidation or dissolution.

A “Make-Whole Fundamental Change” shall be deemed to have occurred upon the occurrence of a Fundamental Change described in clauses (1) and (2) above.

Notwithstanding anything to the contrary set forth in this Section 3.1, a merger or consolidation shall be deemed not to constitute a Fundamental Change or a Make-Whole Fundamental Change if at least 90% of the consideration (excluding Cash payments for fractional shares and Cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of common stock or depositary shares or receipts in respect thereof traded on the NYSE, Nasdaq or another national securities exchange (or which shall be so traded when issued or exchanged in connection with such merger or consolidation).

For purposes of this Section 3.1:

•

“person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•	a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

•	“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•	“board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

•

“capital stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

•

“continuing director” means a director who either was a member of the Guarantor’s Board of Directors on the date of the Offering Circular or who becomes a member of the Guarantor’s Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Guarantor’s stockholders is duly approved by a majority of the continuing directors on the Guarantor’s Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Guarantor on behalf of its entire Board of Directors in which such individual is named a nominee for director; and

•

“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors.

(b) Notice of Fundamental Change. No later than 30 days after the effective date of a Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Repurchase Date and shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 12.2. The notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state, as applicable:

(1) the events causing such Fundamental Change and the date of such Fundamental Change;

(2) that the Holder has a right to require the Company to repurchase the Holder’s Securities;

(3) the date by which the Fundamental Change Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(4) the Fundamental Change Repurchase Date;

(5) the Fundamental Change Repurchase Price;

(6) the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 3.1;

(7) the names and addresses of the Paying Agent and the Exchange Agent;

(8) that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Repurchase Price;

(9) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security;

(10) the current Exchange Rate, including any increases to the Exchange Rate that resulted from the Fundamental Change;

(11) that the Securities with respect to which a Fundamental Change Repurchase Notice has been given may be exchanged pursuant to Article IV of this Indenture only if either (i) the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Fundamental Change Repurchase Price;

(12) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(13) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Repurchase Date;

(14) the CUSIP number(s) of the Securities; and

(15) the procedures that Holders must follow to exercise their right to require the Company to purchase such Holder’s Securities.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.

At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be consented to in writing by the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.1(b); provided further, however, that the text of such notice shall be prepared by the Company.

(c) Fundamental Change Repurchase Notice. A Holder may exercise its right specified in Section 3.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to and actually received by a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Notice must state:

(1) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(2) the portion of the Principal Amount of the Securities that the Holder shall deliver to be purchased, which portion must be in Principal Amounts of $1,000 or an integral multiple thereof; and

(3) that such Securities shall be purchased by the Company on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price; provided, however, that such Fundamental Change Repurchase Price shall be paid pursuant to this Section 3.1 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.1, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Article III that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.1(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.2(b).

A Paying Agent shall promptly notify the Company once each Business Day of the receipt by it of any Fundamental Change Repurchase Notices or written notices of withdrawal thereof.

(d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.

SECTION 3.2. Effect of Fundamental Change Repurchase Notice. (a) Upon receipt by any Paying Agent of a Fundamental Change Repurchase Notice, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Repurchase Date (provided such Holder has satisfied the conditions in Section 3.1(c)), with respect to such Security and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.1(c). A Security in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article IV hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice, unless either (i) such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.2(b); or (ii) there shall be a default in the payment of the Fundamental Change Repurchase Price; provided, that the exchange right with respect to such Security shall terminate at Close of Business, on the date such default is cured and such Security is purchased in accordance herewith.

(b) A Fundamental Change Repurchase Notice may be withdrawn by any Holder delivering such Fundamental Change Repurchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to and actually received by Paying Agent at any time prior to Close of Business, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(1) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

(2) the Principal Amount of the Securities in respect of which such notice of withdrawal is being submitted, which Principal Amount must be $1,000 or an integral multiple thereof; and

(3) the Principal Amount, if any, of the Securities that remains subject to the original Fundamental Change Repurchase Notice and that has been or shall be delivered for purchase by the Company.

SECTION 3.3. Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m., New York City time, on a Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in Cash (in immediately available funds if deposited on such Fundamental Change Repurchase Date) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Repurchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 11:00 a.m., New York City time, on a Fundamental Change Repurchase Date, Cash sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities for which a Fundamental Change Repurchase Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Fundamental Change Repurchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities by their Holders to the Paying Agent).

SECTION 3.4. Securities Purchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Fundamental Change Repurchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered that is not purchased.

SECTION 3.5. Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.2 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Repurchase Date, then, within one day after the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess Cash to the Company.

SECTION 3.6. Compliance with Securities Laws upon Purchase of Securities. When complying with the provisions of Article III hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article III to be exercised in the time and in the manner specified herein.

ARTICLE IV

Exchange

SECTION 4.1. Exchange Privilege. (a) Subject to and upon compliance with the provisions of this Article IV and paragraph 7 of the Security, at the option of the Holder thereof, any Security, in whole or in part, may be exchanged into the Settlement Amount, at a rate (the “Exchange Rate”), initially equivalent to 18.2433 shares of Common Stock per $1,000 Principal Amount of Securities, subject to adjustment pursuant to Section 4.6, on or prior to the Close of Business on the second Business Day immediately preceding the Final Maturity Date.

(b) The Securities shall be exchangeable (i) at any time during the period beginning on July 15, 2012 and ending at the Close of Business on the second Business Day immediately preceding the Final Maturity Date and (ii) prior thereto, at any time up to the Close of Business on the second Business Day immediately preceding the Final Maturity Date, only upon the occurrence of one of the events and during the applicable time period set forth below:

(i) During any calendar quarter beginning after December 31, 2007 and only during such calendar quarter, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 130% of the Exchange Price per share of Common Stock on such last Trading Day. For each calendar quarter commencing at any time after December 31, 2007, the Exchange Agent shall determine, on the Company’s behalf, whether the Securities are exchangeable as the result of the satisfaction of this condition in the preceding calendar quarter and shall promptly notify the Company and the Trustee accordingly. The Trustee shall, in turn, notify the Holders in each calendar quarter but in no event later than seven Business Days after receiving notification from the Company, as to the satisfaction of this condition.

(ii) During the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 Principal Amount of Securities for each day of such Measurement Period was less than 98% of the product of the Closing Sale Price on such date and the Exchange Rate on such date, all as determined by the Trustee. The Trustee shall have no obligation to determine the Trading Price of Securities unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities would be less than 98% of the product of (a) the Exchange Rate of the Securities and (b) the Closing Sale Price at such time, at which time the Company shall instruct the Trustee to determine the Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 98% of the product of (a) the Exchange Rate of the Securities and (b) the Closing Sale Price on such date. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 Principal Amount of Securities is greater than or equal to 98% of the product of (a) the Exchange Rate of the Securities and (b) the Closing Price on such date, the Company shall so notify the Holders.

(iii) If the Guarantor elects to distribute to all or substantially all holders of Common Stock:

(1) rights (including rights under a stockholder rights agreement, but only following the distribution of separate certificates evidencing such rights), warrants or options entitling them to purchase for a period expiring within 60 days of the date of distribution, shares of its Common Stock at less than the average of the Closing Sale Price of a share of its Common Stock for the five consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for such distribution; or

(2) Cash, assets, debt securities or other evidence of Indebtedness or rights or warrants to purchase its securities, which distribution has a per share value exceeding 20% of the Closing Sale Price of its Common Stock as of the Trading Day immediately preceding the announcement date for such distribution;

the Company must notify the Holders at least 20 Trading Days prior to the ex-dividend date for such distribution, provided that if the Guarantor distributes separate certificates evidencing rights pursuant to a stockholder rights agreement, the Company will notify the Holders of the Securities on the Business Day after the Guarantor is required to give notice generally to its stockholders pursuant to such stockholder rights agreement if such date is less than 20 Trading Days prior to the date of such distribution. Once the Company has given such notice, a Holder may surrender its Securities for exchange at any time until the earlier of the Close of Business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place. Notwithstanding the foregoing, this provision shall not apply if the Holder of a Security otherwise participates in the distribution on an as-exchanged basis (assuming for such purposes that exchange was made solely into shares of the Guarantor’s Common Stock at the then applicable Exchange Rate) without the exchange of such Holder’s Securities.

(iv) If the Guarantor is a party to any transaction or an event occurs that constitutes a Fundamental Change, a Holder may surrender Securities for exchange at any time from and after the date which is the effective date of a Fundamental Change until and including the Trading Day prior to the related Fundamental Change Repurchase Date. The Company shall give notice in writing to all record Holders and the Trustee of a Fundamental Change no later than 10 Trading Days prior to the anticipated effective date of the Fundamental Change that the Company knows or reasonably should know will occur. If the Company does not know, and should not reasonably know, that a Fundamental Change will occur until a date that is within 10 Trading Days before the anticipated effective date of such Fundamental Change, the Company shall give notice in writing to all record Holders and the Trustee of the Fundamental Change within five Business Days after the Company has knowledge of such Fundamental Change. The Board of Directors shall determine in good faith the anticipated effective date of the Fundamental Change, and such determination shall be conclusive and binding on the Holders.

(c) If a Holder elects to exchange its Securities in connection with a Make-Whole Fundamental Change, then the Exchange Rate of the Securities being exchanged by such Holder shall be increased in the manner set forth below; provided that if the Stock Price in such transaction is equal to or greater than $80.00 or less than $44.93, no increase in the Exchange

Rate shall be made, subject to adjustment in the same manner as the Exchange Price as set forth in Section 4.6. For the avoidance of doubt, the increases provided for in this Section 4.1(c) shall only be made with respect to the Securities being exchanged in connection with such Make-Whole Fundamental Change and shall not be effective as to any Securities not so exchanged. For purposes of this Section 4.1, an exchange shall be deemed to be “in connection” with a Fundamental Change to the extent that such exchange is effected from and after the date which is the effective date of a Fundamental Change until and including the Trading Day prior to the related Fundamental Change Repurchase Date. (regardless of whether the provisions of clause (b)(i), (b)(ii) or (b)(iii) of this Section 4.1 shall apply to such exchange).

The increase in the Exchange Rate pursuant to this Section 4.1(c), expressed as a number of additional shares (the “Additional Shares”) of the Common Stock to be received per $1,000 Principal Amount of Securities, will be determined by the Company by reference to the table attached as Schedule A hereto, based on the date the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid, or deemed to be paid, per share of Common Stock in the transaction constituting Make-Whole Fundamental Change (the “Stock Price”). If a Holder of the Common Stock receives only Cash in connection with a Fundamental Change described in clause (ii) of the definition thereof contained in Section 3.1(a), the Stock Price shall be the Cash amount paid per share. In all other cases, the Stock Price will be the average of the Closing Sale Price of the Common Stock on the five consecutive Trading Days ending on the Trading Day preceding the Effective Date, provided further that if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Company shall determine the increased Exchange Rate by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and next earliest and next latest Effective Dates, based on a 365-day year, as applicable. The numbers of Additional Shares of Common Stock set forth in the table in Schedule A shall be adjusted as of any date on which the Exchange Rate is adjusted pursuant to Section 4.6, in the same manner as the Exchange Rate is so adjusted. The Stock Prices set forth in the table in Schedule A shall be adjusted, as of any date on which the Exchange Rate is adjusted, to equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which the numerator shall be the Exchange Rate immediately prior to the adjustment and the denominator shall be the Exchange Rate as so adjusted. If (1) the Stock Price is greater than $80.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 4.6), no Additional Shares will be added to the Exchange Rate, or (2) the Stock Price is less than $44.93 per share (subject to adjustment in the same manner as set forth in Section 4.6), no Additional Shares will be added to the Exchange Rate. Notwithstanding the foregoing, in no event will the number of Additional Shares exceed 4.0135 per $1,000 Principal Amount of Securities (subject to adjustment in the same manner as set forth in Section 4.6.

SECTION 4.2. Exchange Procedure. (a) The right of exchange attaching to any Security may be exercised at any time during which exchange is permitted, in accordance with Section 4.1, (i) if such Security is represented by a Global Security, by book-entry transfer to the Exchange Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Exchange Agent, accompanied, in either case, by: (1) a duly signed and completed exchange notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (an “Exchange Notice”); (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Exchange Agent in accordance with Section 2.7 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Exchange Agent; and (4) payment of any tax or duty, in accordance with Section 4.4, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The date on which the Holder of any Security satisfies all of those requirements under this Indenture to exchange such Security is the “Exchange Date.” The Securities will be deemed to be exchanged immediately prior to the Close of Business of the Exchange Date. The Company shall deliver to the Holder through an Exchange Agent Cash and, if applicable, a certificate for the number of whole shares of Common Stock issuable upon the exchange (and Cash in lieu of any fractional shares pursuant to Section 4.3) on the applicable date specified for such delivery in Section 4.13(f) hereof.

(b) The Person in whose name the Security is registered shall be deemed to be a stockholder of record on the Exchange Date; provided that no surrender of a Security on any date when the Register of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such exchange as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such Register is open; provided further that such exchange shall be at the Settlement Amount calculated with respect to the date that such Security shall have been surrendered for exchange, as if the Register of the Company had not been closed. Upon exchange of a Security, such Person shall no longer be a Holder of such Security. No separate payment or adjustment will be made for accrued but unpaid interest on an exchanged Security, or for dividends or distributions on shares of Common Stock issued upon exchange of a Security, except as provided in this Indenture.

(c) Upon surrender of a Security that is exchanged in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in Principal Amount to the unexchanged portion of the Security surrendered.

SECTION 4.3. Fractional Shares. The Guarantor shall not issue and the Company shall not deliver fractional shares of Common Stock upon exchange of Securities. If multiple Securities shall be surrendered for exchange at one time by the same Holder, the number of full shares which shall be issuable upon exchange shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional shares of Common Stock would be issuable upon exchange of any Securities, the Company shall deliver Cash in an amount equal to the value of such fraction computed by the Company on the basis of the Daily VWAP or the final Trading Day of the applicable Exchange Reference Period.

SECTION 4.4. Taxes on Exchange. If a Holder exchanges a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such exchange rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of shares of Common Stock in a name other than the Holder’s name. The Exchange Agent may refuse to deliver the certificate representing shares of Common Stock being issued in a name other than the Holder’s name until the Exchange Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 4.5. Guarantor to Provide Stock. (a) The Guarantor shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the exchange of all outstanding Securities into shares of Common Stock to the extent provided in, and in accordance with, Section 4.13.

(b) All shares of Common Stock delivered upon exchange of the Securities shall be newly issued shares or shares held in the treasury of the Guarantor, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

(c) The Company and the Guarantor shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon exchange of Securities and, if the Common Stock is then listed or quoted on the NYSE, the Nasdaq or any other United States national or regional securities exchange or other market, shall list or cause to have quoted and keep listed and quoted the shares of Common Stock issuable upon exchange of the Securities to the extent permitted or required by the rules of such exchange or market; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first exchange of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company and the Guarantor covenant to list such Common Stock issuable upon exchange of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

(d) Notwithstanding anything herein to the contrary nothing herein shall give to any Holder any rights as a creditor in respect solely of its right to exchange.

SECTION 4.6. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company as follows, except that the Company will not make any adjustments to the Exchange Rate if Holders of the Security participate, as a result of holding the Securities, in any transaction described below without having to exchange their Securities:

(a) In case the Guarantor shall issue shares of its Common Stock as a dividend or distribution on its Common Stock then the Exchange Rate in effect at the opening of business on the Ex Date for such dividend or other distribution shall be increased by multiplying such Exchange Rate by a fraction, (A) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the Close of Business on such Record Date for such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and (B) the denominator of which shall be the number of shares of Common Stock outstanding at the Close of Business on such Record Date. If any dividend or distribution of the type described above is declared but not so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. In case outstanding shares of Common Stock shall be subdivided or reclassified into a greater number of shares of Common Stock, the Exchange Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Exchange Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(b) In case the Guarantor shall issue rights or warrants to all holders of its Common Stock entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices for the five consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance (other than a distribution of rights pursuant to any shareholder rights plan), the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for the issuance shall be increased by multiplying the Exchange Rate in effect immediately prior to the Close of Business on such Record Date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding (excluding shares held in the treasury of the Guarantor) at the Close of Business on such Record Date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise) and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding (excluding shares held in the treasury of the Company) at the Close of Business on such Record Date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such Current Market Price per share (as defined in subsection (f) of this Section 4.6) of Common Stock. Such increase shall become effective immediately prior to the opening of business on the Business Day following such Record Date. In no event shall the Exchange Rate be decreased pursuant to this Section 4.6(b). In the event that such rights or warrants are not so issued, or to the extent that such rights expire or are redeemed without being exercised, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if the announcement with respect to such rights or warrants had not been made.

(c) In case the Guarantor shall distribute to all holders of its Common Stock any shares of capital stock of the Guarantor, evidences of Indebtedness or other non-Cash assets, or rights or warrants (excluding (i) dividends, distributions and rights or warrants referred to in subsection (a) or (b) of this Section 4.6, (ii) distributions referred to in subsection (e) of this Section 4.6 and (iii) the distribution of rights pursuant to a shareholder rights plan for which provision has been made in accordance with the third paragraph of this Section 4.6(c)), the Exchange Rate shall be increased by multiplying the Exchange Rate in effect immediately prior to the Close of Business on the Ex Date for the distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of the Common Stock on such Ex Date and (B) the denominator shall be an amount equal to (I) such Current Market Price per share less (II) the fair market value on such Ex Date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the Close of Business on the Record Date). In no event shall the Exchange Rate be decreased pursuant to this Section 4.6(c). Such adjustment (if any) shall be made successively whenever any such distribution is made and shall become effective immediately after such Record Date.

In the event that such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Guarantor determines the fair market value of any distribution for purposes of this Section 4.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the applicable Current Market Price per share of Common Stock to the extent practicable.

The Guarantor shall make adequate provisions such that, upon any exchange of the Securities into Common Stock, to the extent that any new shareholder rights plan (i.e., poison pill) hereafter implemented by the Company is in effect upon such exchange, the Holders of Securities will receive, in addition to the Common Stock and other consideration payable hereunder upon exchange, the rights described in any new rights plan, subject to the limitations set forth in any new rights plan, unless prior to the exchange, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Exchange Rate pursuant to Section 4.6. If the rights have separated from the Common Stock, the Exchange Rate shall be adjusted at the time of separation as if the Guarantor distributed to all holders of Common Stock, shares of capital stock, evidences of Indebtedness or assets as described in Section 4.6(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to any new rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(c).

(d) In case the Guarantor shall dividend or distribute (other than in connection with a liquidation, dissolution or winding up of the Company or as contemplated by clause (e) below) Cash to all holders of Common Stock (other than a distribution requiring an adjustment to the Exchange Rate pursuant to Section 4.6(e)) where the per share amount of such dividend or other distribution of Cash is greater than the current quarterly cash dividend distribution of $0.50 per share (the “Dividend Threshold”), the Exchange Rate shall be increased by multiplying the Exchange Rate in effect immediately prior to the Close of Business on the Business Day immediately preceding the “Ex Date” (as defined in Section 4.6(g)) by a fraction (A) whose numerator shall be the average of the Closing Sale Price for the five consecutive Trading Days ending on the date immediately preceding the Ex Date for such dividend or distribution (which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment, pursuant hereto, to the Exchange Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Exchange Rate where the Ex Date of such event occurs, at any time during such five consecutive Trading Days); and (B) whose denominator shall be an amount equal to (I) such average Closing Sale Price per share of Common Stock less (II) the amount per share of Common Stock of such dividend or distribution in excess of the Dividend Threshold; provided, that the Dividend Threshold is subject to adjustment under the same circumstances under which the Exchange Rate is subject to adjustment, in inverse proportion to any such adjustment; provided however, that no adjustment will be made to the Dividend Threshold for any adjustment made to the Exchange Rate pursuant to this clause (d). The Exchange Rate shall not be adjusted pursuant to this Section 4.6(d) to the extent, and only to the extent, such adjustment would cause the Exchange Price to be less than par value of the Common Stock (which minimum amount shall be appropriately adjusted to reflect stock dividends on, and subdivisions, combinations or reclassifications of, Common Stock). The Exchange Rate shall be instead adjusted so that the Exchange Price is equal to par value of the Common Stock (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Exchange Rate pursuant to this Section 4.6(d) shall become effective immediately prior to the opening of business on the Business Day immediately following such record date. In no event shall the Exchange Rate be decreased pursuant to this Section 4.6(d).

(e) In case the Guarantor or any Subsidiary of the Guarantor shall distribute Cash or other consideration in respect of a tender offer or exchange offer made by the Guarantor or any Subsidiary of the Guarantor for all or any portion of the Common Stock where the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and accepted for purchase, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Current Market Price per share (as determined in accordance with subsection (g) of this Section 4.6) of Common Stock on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Exchange Rate shall be increased by multiplying the Exchange Rate in effect immediately prior to the Close of Business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 4.6) on the Expiration Date and (b) an amount equal to the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (excluding Purchased Shares) and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Current Market Price per share of Common Stock on the Expiration Date. An increase, if any, to the Exchange Rate pursuant to this Section 4.6(e) shall become effective immediately prior to the opening of business on the Expiration Date. In the event that the Guarantor or a Subsidiary of the Guarantor is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Guarantor or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 4.6(e) to any tender offer or exchange offer would result in a decrease in the Exchange Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 4.6(e).

(f) For purposes of this Section 4.6, the term “Record Date” shall mean with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the dated fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) For the purpose of making a computation pursuant to this Section 4.6, the current market price (the “Current Market Price”) on a date of determination shall mean the average of the Closing Sale Prices per share of Common Stock for the five consecutive Trading Days ending on the date of determination; provided, however, that such Current Market Price shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment pursuant hereto (other than the adjustment requiring such computation) to the Exchange Rate that shall become effective, or any event (other than the event requiring such computation) requiring, pursuant hereto, an adjustment to the Exchange Rate where the Ex Date of such event occurs, at any time during such five consecutive Trading Days. For purposes hereof, the term “Ex Date” means, when used with respect to any dividend or distribution, the first date on which the Common Stock of the Guarantor trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution.

(h) In any case in which this Section 4.6 shall require that an adjustment be made following a Record Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Guarantor may elect to defer (but only until five Business Days following the filing by the Guarantor with the Trustee of the certificate described in Section 4.10) issuing to the Holder of any Security exchanged after such Record Date or Expiration Date the shares of Common Stock and other capital stock of the Guarantor, evidences of indebtedness or other non-Cash assets or rights or warrants issuable upon such exchange over and above Cash payable, or the shares of Common Stock and other capital stock of the Guarantor, evidences of indebtedness or other non-Cash assets or rights or warrants issuable, upon such exchange only on the basis of the Exchange Rate prior to adjustment; and, in lieu of the shares, evidences of indebtedness or other non-Cash assets or rights or warrants the issuance of which, or Cash the payment of which, is so deferred, the Guarantor shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Guarantor of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Exchange Rate is required to be made as of the Record Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect if such Record Date had not been fixed or such effective date or Expiration Date had not occurred.

SECTION 4.7. No Adjustment. No adjustment in the Exchange Rate shall be required unless the adjustment would result in a change in the Exchange Rate of at least 1%; provided, however, that any adjustment which by reason of this Section 4.7 is not required to be made shall be carried forward and taken into account in subsequent adjustments and in connection with any exchange of Securities. All calculations under this Article IV shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be.

No adjustment in the Exchange Rate need be made for (i) issuances of Common Stock pursuant to any present of future Guarantor plan for reinvestment of dividends or interest payable on the Guarantor’s securities or the investment or additional optional amounts thereunder in shares of Common Stock, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of its Subsidiaries, or (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant (including the warrants issued pursuant to the several Warrant Confirmations dated as of October 10, 2007, between the applicable Dealer (as defined therein) and the Guarantor), right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

To the extent that the Securities become exchangeable into the right to receive Cash, interest will not accrue on such Cash.

No adjustment to the Exchange Rate need be made pursuant to Section 4.6 for a transaction if Holders are to participate in the transaction without exchange on a basis and with notice that the Board of Directors of the Guarantor determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

No adjustment to the Exchange Rate need be made upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

No adjustment to the Exchange Rate need be made for accrued and unpaid interest, including Additional Interest, if any.

In no event will the Exchange Rate be more than 22.2568 shares of Common Stock per $1,000 Principal Amount of the Securities.

SECTION 4.8. Shareholder Rights. In the event the Guarantor adopts or implements a shareholder rights agreement pursuant to which rights are distributed to the holders of Common Stock and such shareholder rights plan provides that each share of Common Stock issued upon exchange of the Securities will be entitled to receive such rights, then there shall not be any adjustment to the Exchange Rate pursuant to Section 4.6. If, however, prior to any exchange, the rights have separated from the Common Stock and become exercisable, the Exchange Rate shall be adjusted at the time of separation as if the Guarantor had distributed to all holders of Common Stock, its shares of capital stock, evidences of Indebtedness or assets as described in Section 4.6(c) above, subject to readjustments in the event of the expiration, termination or redemption of such rights.

SECTION 4.9. Other Adjustments. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Exchange Rate by any amount for a period of at least 20 days if the Guarantor’s Board of Directors determines that such increase would be in the best interests in the Company, provided the Company has given to Holders at least 15 days’ prior notice, in accordance with Section 12.2, of any such increase in the Exchange Rate. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Exchange Rate, in addition to the events requiring an increase in the Exchange Rate pursuant to Section 4.6, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders of the Guarantor in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Guarantor to its stockholders.

SECTION 4.10. Notice of Adjustment. Whenever a Fundamental Change occurs, or the Exchange Rate or exchange privilege is adjusted, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the Exchange Rate, the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Exchange Rate, the Trustee may assume without inquiry that the Exchange Rate has not been adjusted and that the last Exchange Rate of which it has knowledge remains in effect.

SECTION 4.11. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Exchange Privilege. If (1) there shall occur (a) any reclassification of the Guarantor’s Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination of the Guarantor’s Common Stock); (b) a statutory share exchange, consolidation, merger or combination involving the Guarantor other than a merger in which the Guarantor is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the

Guarantor, directly or indirectly, to another Person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, outstanding shares of Common Stock are converted or exchanged into or for stock (other than Common Stock), other securities, other property, assets or Cash, then the Guarantor, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that, at and after the effective time of such reclassification, statutory share exchange, consolidation, sale or conveyance, the right to exchange a Security will be changed into a right to exchange it into the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance would have owned or been entitled to receive (the “Reference Property”) upon such transaction (assuming for such purposes that such exchange were settled entirely in Common Stock and without giving effect to any adjustment to the Exchange Rate with respect to a transaction constituting a Make-Whole Fundamental Change) immediately prior to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, except that such Holders will not be entitled to an increase in the Exchange Rate if such Holder does not exchange its Securities “in connection with” the relevant Fundamental Change. Appropriate provisions will be made, as determined in good faith by the Guarantor’s Board of Directors, to preserve the net share settlement provisions of the Securities following such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance to the extent exercisable. If the reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance causes the Common Stock to be exchanged into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. However, at and after the effective time of the reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, any amount otherwise payable in Cash upon exchange of the Securities will continue to be payable in Cash, and the Daily Exchange Value will be calculated based on the value of the Reference Property on a reasonable basis determined in good faith by the Board of Directors of the Guarantor or the successor Person. None of the foregoing provisions shall affect the right of a Holder of Securities to exchange its Securities in accordance with the provisions of this Article IV prior to the effective date of such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Exchange Rate, which shall be as nearly equivalent as may be practicable to the adjustments of the Exchange Rate provided for in this Article IV. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, statutory share exchanges, consolidations, mergers, combinations, sales and conveyances. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have pursuant to Section 4.6(c) to receive rights and warrants in accordance therewith.

In the event a supplemental indenture shall be executed pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including Cash) receivable by Holders of the Securities upon the exchange of their Securities after any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been satisfied and (y) an Opinion of Counsel that the execution of the Supplemental

Indenture is authorized or permitted under the terms of this Indenture and that all conditions precedent to the execution thereof have been satisfied, and shall promptly mail notice thereof to all Holders.

SECTION 4.12. Trustee’s and Agent’s Disclaimer. (a) The Company shall make all calculations and determinations under this Article IV. The Trustee has no duty to determine when an adjustment under this Article IV (whether pursuant to 4.1(c), 4.6 or 4.11) should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10. The Trustee shall have no duty to confirm, review or verify any calculations or determinations made under this Article IV. The Trustee shall not be accountable for, and makes no representation as to the validity or value of, any securities or assets issued upon exchange of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article IV. Each Exchange Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 4.12 as the Trustee.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

SECTION 4.13. Settlement Upon Exchange; Daily Exchange Value of Securities Tendered.

(a) Upon any exchange of any Security, the Company shall deliver to exchanging Holders, in respect of each $1,000 Principal Amount of Securities being exchanged, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Exchange Reference Period for such Security.

(b) The “Daily Settlement Amount” for each of the 20 Trading Days during the Exchange Reference Period shall consist of:

(i) Cash equal to the lesser of (x) $50 and (y) the Daily Exchange Value, and

(ii) to the extent the Daily Exchange Value exceeds $50, a number of shares of Common Stock (the “Daily Share Amount”) equal to (x) the difference between the Daily Exchange Value and $50, divided by (y) the Daily VWAP for such day;

(c) Upon exchange, Holders shall not receive any separate cash payment for accrued and unpaid Interest, except as provided in Section 4.14.

(d) On any day prior to the first Trading Day of the applicable Exchange Reference Period, the Company may specify by notice to the Trustee and the exchanging Holder or Holders, a percentage of the Daily Share Amounts that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage then, in lieu of all or a portion of the Daily Share Amount for each Trading Day in the applicable Exchange Reference Period, the Company shall deliver cash equal to the product of (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day and (iii) the Daily VWAP for such Trading Day. The number of shares of Common Stock in respect of the Daily Share Amount for each Trading Day in the applicable

Exchange Reference Period will equal the product of (x) the Daily Share Amount and (y) 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage by the start of the applicable Exchange Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Exchange Reference Period with shares of the Guarantor’s Common Stock; provided, however, that (i) the Company shall pay Cash in lieu of fractional shares otherwise issuable upon exchange of such Security and (ii) if exchange of the Securities is in connection with a transaction described in Section 4.11 pursuant to which the Securities become exchangeable into cash and Reference Property, the Company shall settle such exchange in Cash and Reference Property.

(e) The Company shall determine the Daily Exchange Value and the number of shares of Common Stock, if any, to be issued upon exchange of the Securities at the end of the Exchange Reference Period.

(f) Upon exchange of any Securities, the Company will pay the Cash and deliver the shares of Common Stock, as applicable, as promptly as practicable after expiration of the Exchange Reference Period, but in no event later than the fifth Business Day after such expiration.

(g) Except as otherwise provided in this Indenture, no payment or adjustments in respect of payments of interest on Securities surrendered for exchange or any dividends or distributions on the Common Stock issued upon exchange shall be made upon the exchange of any Securities.

(h) For the purposes of this Section 4.13, in the event that any of Daily Settlement Amount, Daily Exchange Value, Daily Share Amount or Daily VWAP is not calculable for all portions of the Exchange Reference Period, the Company’s board of directors shall in good faith determine the values necessary to calculate the Daily Settlement Amount, Daily Exchange Value, Daily Share Amount and Daily VWAP, as applicable.

SECTION 4.14. Effect of Exchange; Exchange After Record Date. Except as provided in this Section 4.14, an exchanging Holder of Securities shall not be entitled to receive any separate Cash payments with respect to accrued and unpaid interest on any such Securities being exchanged. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or Cash payable upon exchange in accordance with this Article IV, the Company will have satisfied its obligations with respect to the Securities and any accrued and unpaid interest on such Securities will not be paid. If any Securities are exchanged after the Close of Business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date, the Holder of such Securities as of the Close of Business on such Interest Payment Record Date shall receive, on such Interest Payment Date, the interest payable on such Security on such Interest Payment Date notwithstanding the exchange thereof; provided, however, each Security surrendered for exchange after the Close of Business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date shall be accompanied by payment from the exchanging Holder thereof, for the account of the Company, in Cash, an amount equal to the interest payable on such Security on such Interest Payment Date; provided further that no such payment need be made (a) for any overdue interest exists at the time of exchange with respect to such Security, but only to the extent of the amount of such overdue interest, (b) if the Company has specified a repurchase date following a Fundamental Change that is after an Interest Payment Record Date and on or prior to the next Interest Payment Date or (c) if the Holder surrenders any Securities for exchange after the Close of Business on the Interest Payment Record Date relating to the final Interest Payment Date.

SECTION 4.15. Stockholder Rights Plans. Upon exchange of the Securities, the Holders shall receive, in addition to any shares of Common Stock issuable upon such exchange, any associated rights issued under any future stockholder rights plan the Guarantor adopts unless, prior to exchange, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Exchange Rate pursuant to Section 4.6. If the rights have separated from the Common Stock, the Exchange Rate shall be adjusted at the time of separation as if the Guarantor distributed to all holders of Common Stock, shares of capital stock, evidences of indebtedness or assets as described in Section 4.6(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 4.16. Withholding Tax on Adjustment of Exchange Price. If an adjustment to the Exchange Rate pursuant to Section 4.6 is made, such adjustment results in a deemed distribution to a Holder for U.S. federal income tax purposes and such Holder is not a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, the Company may satisfy any withholding tax obligation on such deemed distribution to such Holder by reducing, by no more than the amount necessary to satisfy such withholding obligation, the interest and principal payable to such Holder or the Cash and Common Stock payable to such Holder upon an exchange.

ARTICLE V

Guarantee

SECTION 5.1. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by repurchase or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor shall remain bound under this Article V notwithstanding any extension or renewal of any obligation.

The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including the Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) any change in the ownership of the Guarantor.

The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Section 11.1, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor, or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in Cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

The Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article VIII for the purposes of the Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VIII, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 5.2. Ranking. The Guarantee will be the direct, unsecured and unsubordinated obligation of the Guarantor and will rank equally with all the Guarantor’s existing and future unsubordinated unsecured indebtedness from time to time outstanding.

SECTION 5.3. Execution and Delivery of the Guarantee. The Guarantee to be endorsed on the Securities shall be in the form set forth in Exhibit C. The Guarantor hereby agrees to execute its Guarantee in such form, to be endorsed on each Security authenticated and delivered by the Trustee.

SECTION 5.4. Successors and Assigns. This Article V shall be binding upon the Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 5.5. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article V shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article V at law, in equity, by statute or otherwise.

SECTION 5.6. Modification. No modification, amendment or waiver of any provision of this Article V, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

ARTICLE VI

Covenants

SECTION 6.1. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. The Principal Amount, Fundamental Change Repurchase Price and accrued and unpaid interest shall be considered paid on the date it is due if the Paying Agent holds by 11:00 a.m., New York City time, on such date, in accordance with this Indenture, Cash designated and sufficient for the payment of all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum. Except as otherwise specified, all references in this Indenture or the Securities to interest shall be deemed to include Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 6.2. Reports and Certain Information. (a) The Guarantor shall file with the Trustee, after it files them with the SEC, copies of the annual report and the information, documents and other reports which the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Guarantor shall comply with the provisions of TIA Section 314(a), whether or not the Guarantor is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture or any applicable law.

(b) At any time when the Securities are Restricted Securities, and both the Company and the Guarantor are not subject to, or are not in compliance with, Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon exchange of Securities, the Company shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon exchange of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision.

SECTION 6.3. Compliance Certificates. The Company and the Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by their respective principal executive officer, principal financial officer or principal accounting officer and at least one other Officer of the Company and the Guarantor, as to his or her knowledge of the Company’s or the Guarantor’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

SECTION 6.4. Maintenance of Corporate Existence. Each of the Company and Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, except in a transaction permitted by Section 7.1.

SECTION 6.5. Stay, Extension and Usury Laws. The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Fundamental Change Repurchase Price in respect of Securities, or any interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.6. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Exchange Agent. The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Exchange Agent in the Borough of Manhattan, New York, New York where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

SECTION 6.7. Notice of Default. In the event that any Default or Event of Default shall occur, the Company shall give prompt (and in any event within five Business Days after the Company becomes aware of such Default or Event of Default) written notice by an Officers’ Certificate of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

ARTICLE VII

Consolidation, Merger and Sale of Assets

SECTION 7.1. Company May Consolidate, etc., Only on Certain Terms. Neither the Company nor the Guarantor shall consolidate with or merge into any other Person, or convey, transfer or lease all or substantially all of the Guarantor’s consolidated properties and assets to any successor Person, unless:

(1) either:

(A) the resulting, surviving or transferee Person is the Company or the Guarantor; or

(B) the resulting, surviving or transferee Person, if other than the Company or the Guarantor, as applicable, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as applicable, under the Securities, the Guarantee and this Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) either the Company or the Guarantor, as applicable, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee may conclusively rely), each stating that such consolidation, merger, conveyance, transfer or lease, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VII, and that all conditions precedent herein provided for relating to such transaction have been complied with.

This covenant does not apply to (i) a merger of the Company or the Guarantor with an Affiliate solely for the purpose of reincorporating in another jurisdiction, or (ii) any consolidation or merger, or any conveyance, transfer or lease of assets between or among the Company, the Guarantor, or the Company’s or the Guarantor’s respective Subsidiaries.

SECTION 7.2. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company or the Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company or the Guarantor in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be discharged from all obligations and covenants under this Indenture and the Securities or the Guarantee, as applicable.

ARTICLE VIII

Default and Remedies

SECTION 8.1. Events of Default. An “Event of Default” shall occur if:

(1) the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at maturity, on a Fundamental Change Repurchase Date or otherwise);

(2) the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any), when due and payable, and such default continues for a period of 30 days;

(3) the Company fails to deliver Cash and any shares of Common Stock when such Cash and Common Stock, if any, are required to be delivered upon exercise of a Holder’s exchange rights pursuant hereto, which default continues for 30 days;

(4) the Company fails to provide the Fundamental Change Company Notice when required by this Indenture;

(5) the Company fails to comply with its obligations under Article VII of this Indenture;

(6) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture upon receipt of notice to the Company and the Guarantor of such failure from the Trustee, or the Company, the Guarantor and the Trustee from Holders of not less than 25% in aggregate Principal Amount of the Securities then outstanding (other than those referred to in clauses (1) through (4) above or clause (9) below) and such failure continues for 60 days after receipt by the Company of a Notice of Default; provided, however, that the Company shall have 120 days after receipt of a Notice of Default to remedy, or receive a waiver for, any failure of the Guarantor to comply with its obligations to file its annual, quarterly or current reports in accordance with this Indenture or comply with the requirements of Section 314(a)(1) of the TIA;

(7) (i) the Company or the Guarantor fails to make any payment by the end of any applicable grace period after maturity of principal or accrued interest with respect to any obligations (other than nonrecourse obligations) of the Company or the Guarantor for borrowed money or evidenced by bonds, notes or similar instruments (“Indebtedness”), where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $50.0 million, or (ii) the acceleration of principal or accrued interest with respect to Indebtedness of the Company or the Guarantor, where the amount of such accelerated principal and interest is in an amount in excess of $50.0 million because of a default with respect to such Indebtedness, in any such case of (i) or (ii), without such Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after receipt by the Company and the Guarantor of a Notice of Default from the Trustee, or to the Company, the Guarantor and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of the Securities then outstanding. However, if any such failure or acceleration referred to in (i) or (ii) of this clause (7) shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred, and any acceleration as a result of the related Event of Default shall be automatically rescinded;

(8) the Company, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, the Guarantor or a Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a Custodian of the Company, the Guarantor or a Significant Subsidiary for any substantial part of the property of the Company, the Guarantor or such Significant Subsidiary; or

(C) orders the winding up or liquidation of the Company, the Guarantor or a Significant Subsidiary.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law;

A default under clause (6) or (7) above is not an Event of Default until the Trustee notifies the Company and the Guarantor or the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding notify the Company, the Guarantor and the Trustee, in writing of the Default, and the Company or the Guarantor does not cure the Default (and such Default is not waived) within the time period specified in clause (6) or (7) above, as applicable, after actual receipt of such notice. The notice given pursuant to this Section 8.1 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 8.1 is cured in accordance herewith, it shall cease to be a Default.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 6.3), a Paying Agent, any Holder or any agent of any Holder, which notice references the Securities and this Indenture.

SECTION 8.2. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company or the Guarantor specified in clause (8) or (9) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company and the Guarantor or the Holders of at least 25% in aggregate Principal Amount of the Securities then outstanding may, by notice to the Company, the Guarantor and the Trustee, declare all unpaid principal of, plus interest (including Additional Interest, if any) accrued and unpaid through the date of such declaration on, all the Securities then outstanding to be due and payable upon any such declaration, and the same shall thereupon become and be immediately due and payable.

If an Event of Default with respect to the Company or the Guarantor specified in clause (8) or (9) of Section 8.1 occurs, all unpaid principal of, plus accrued and unpaid interest (including Additional Interest, if any) on, all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate Principal Amount of the Securities then outstanding, or the Holders originally causing the acceleration by notice to the Trustee, may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of, plus accrued and unpaid interest on, the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 9.6 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 8.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, or accrued and unpaid interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 8.4. Waiver of Defaults and Events of Default. Subject to Sections 8.7 and 10.2, the Holders of a majority in aggregate Principal Amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or any interest on any Security, or the payment of any applicable Fundamental Change Repurchase Price, or a failure by the Company to deliver cash and, if applicable, shares of Common Stock upon exchange of any Securities in accordance with Article IV, or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.2, cannot be modified or amended without the consent of the Holders of each outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)(1)(B) of the TIA, and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 8.5. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered adequate security or full indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided further that this provision shall not affect the rights of the Trustee set forth in Section 9.2. This Section 8.5 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 8.6. Limitations on Suits. Subject to Section 8.7, a Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee adequate security or full indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and offer of adequate security or full indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 8.7. Rights of Holders to Receive Payment and to Exchange. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the Principal Amount, Fundamental Change Repurchase Price or interest on any Security, on or after the respective due dates expressed in the Security and this Indenture, to exchange such Security in accordance with Article IV and to bring suit for the enforcement of any such payment on or after such respective dates or the right to exchange, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.8. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.6.

SECTION 8.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property, and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.6, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.10. Priorities. Any money or property collected by the Trustee pursuant to this Article VIII, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be paid out in the following order:

First, to the Trustee (including any predecessor Trustee) for amounts due under Section 9.6;

Second, to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Fundamental Change Repurchase Price or interest (including Additional Interest, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a Record Date and, payment date for any payment to Holders pursuant to this Section 8.10. At least 15 days before such Record Date, the Trustee shall mail to each Holder and the Company a notice that states the Record Date, the payment date and the amount to be paid.

SECTION 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 25% in aggregate Principal Amount of the Securities then outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA, and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 8.12. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE IX

Trustee

SECTION 9.1. Certain Duties and Responsibilities of the Trustee. (a) In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:

(1) the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of Section 9.1(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Principal Amount of the Securities at the time outstanding (determined as provided in Section 2.8) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture, or adequate indemnity against such risk is not reasonably assured to it.

(d) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee (in any capacity, including Paying Agent, Registrar or Exchange Agent) shall be subject to the provisions of this Section.

SECTION 9.2. Certain Rights of the Trustee. Except as otherwise provided in Section 9.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any such document;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Company’s board of directors or an instrument signed in the name of the Company by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection, and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee adequate security or full indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantor, personally or by agent or attorney, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have knowledge or be charged with knowledge of an Event of Default except (i) if the Trustee is acting as Paying Agent, any Default or Event of Default occurring pursuant to Sections 6.1, 8.1(1) or 8.1(2) and (ii) any Default or Event of Default of which the Trustee shall have received written notification which references the Securities and this Indenture or of which a Trust Officer shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 6.2 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein);

(i) the rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed by the Trustee to act hereunder;

(j) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(m) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; hurricanes; tornadoes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

SECTION 9.3. Trustee Not Responsible for Recitals or Issuance of Securities. (a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c) The Trustee or any Authorized Agent shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

SECTION 9.4. May Hold Securities. The Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 9.16, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

SECTION 9.5. Moneys Held in Trust. Subject to the provisions of Section 8.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

SECTION 9.6. Compensation and Reimbursement. (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company and the Trustee may from time to time agree in writing for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct. The Company and the Guarantor, jointly and severally, covenant and agree to indemnify the Trustee (and its officers, agents, directors, stockholders and employees) for, and to hold it harmless against, any loss, liability or expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred without gross negligence or bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

(b) The obligations of the Company and the Guarantor under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

(c) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(d) For the purposes of this Section 9.6, the “Trustee” shall include any predecessor Trustee; provided, however, that the gross negligence, bad faith or willful misconduct of any Trustee or other indemnified party hereunder shall not affect the rights of any other Trustee hereunder.

(e) The provisions of this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee.

SECTION 9.7. Reliance on Officers’ Certificate. Except as otherwise provided in Section 9.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 9.8. Disqualification: Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

SECTION 9.9. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.

SECTION 9.10. Resignation and Removal; Appointment of Successor. (a) The Trustee or any successor hereafter appointed may at any time resign as Trustee with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by or pursuant to a resolution of the board of directors. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 9.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Company’s board of directors, or, unless the Trustee’s duty to resign is stayed as provided herein, subject to Section 8.11, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee, in either case at the sole cost and expense of the Company. Such court may, as it may deem proper, prescribe or appoint a successor trustee.

(d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

(e) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in Principal Amount of the Securities at that time outstanding pursuant to Subsection (c) of this Section, if the Company shall have delivered to the Trustee (i) a resolution of the Company’s board of directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 9.11, the Trustee shall be deemed to have resigned as contemplated in Subsection (a) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Subsection (a) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 9.11, all as of such date, and all other provisions of this Section and Section 9.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this Subsection (e).

(f) At any time there shall be only one Trustee with respect to the Securities.

SECTION 9.11. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 9.6(b).

(b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article IX.

(d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

SECTION 9.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation or other business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other business entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other business entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other business entity shall be qualified under the provisions of Section 9.8 and eligible under the provisions of Section 9.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 9.13. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.

SECTION 9.14. Notice of Defaults. If a Default or Event of Default occurs and is continuing hereunder and if it is actually known to a Trust Officer of the Trustee pursuant to the terms of this Indenture, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after such Default or Event of Default. Except in the case of a default in payment of principal of or interest (including Additional Interest, if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders of such Securities.

SECTION 9.15. Reports by Trustee. (a) Within sixty (60) days after April 15 of each year commencing with the year 2008, the Trustee shall transmit to Securityholders such reports dated as of April 15 of the year in which such report is made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA, including, without limitation, Section 313(a) thereof, at the times and in the manner provided pursuant thereto. In the event that, on any such reporting date, no events have occurred under the applicable sections of the TIA within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports. The Trustee shall also comply with TIA Section 313(b)(2). The Trustee shall transmit by mail all reports as required by TIA Section 313(c).

(b) A copy of each such report shall, at the time of such transmission to Securityholders, be delivered to the Company and filed by the Trustee with each stock exchange upon which the Securities are listed and with the SEC in accordance with TIA Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 9.16. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

ARTICLE X

Amendments, Supplements and Waivers

SECTION 10.1. Without Consent of Holders. The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:

(a) to cure any ambiguity, defect or inconsistency, to correct or supplement any provision herein or in the Guarantee which may be inconsistent with any other provision herein or in the Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture or the Guarantee which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (a) shall not adversely affect the interests of the Holders in any material respect;

(b) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c) to provide for the assumption of the Company’s or the Guarantor’s obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Guarantor’s assets;

(d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture of any Securityholder;

(e) to add a guarantor;

(f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) to secure the Securities;

(h) to comply with the rules of any applicable securities depositary, including the Depositary;

(i) to increase the Exchange Rate;

(j) to execute a supplemental indenture in accordance with Section 4.11 or this Article X;

(k) to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” contained in the Offering Circular to the extent that the text of the “Description of the Notes” or the Securities was intended by the Company and the Initial Purchasers to be a recitation of the text of this Indenture or the Securities as represented by the Company to the Trustee in an Officers’ Certificate;

(l) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(m) to provide for the issuance of Additional Securities, to the extent that the Company and the Trustee deem such amendment or supplement necessary or advisable in connection with such issuance; provided that no such amendment or supplement shall impair the rights or interests of any Holder of Initial Securities; or

(n) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company; or

(o) to modify the restrictions and procedures for resale and other transfers of Securities or Common Stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

SECTION 10.2. With Consent of Holders. The Company, the Guarantor and the Trustee may amend or supplement the Securities, this Indenture or the Guarantee with the consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding. Subject to Section 8.4 and Section 8.7, the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture without notice to any

Securityholder. However, notwithstanding the foregoing but subject to Section 10.4, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

(a) change the stated maturity of the principal of or the payment date of any installment of interest on or with respect to the Securities;

(b) reduce the Principal Amount of, the Fundamental Change Repurchase Price of, or the Exchange Rate (except in a manner provided for in this Indenture) or rate of interest on, any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d) change the currency in which payment of principal of, the Fundamental Change Repurchase Price, or interest with respect to, the Securities is payable;

(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f) modify the provisions with respect to the purchase rights of Holders as provided in Article III in a manner adverse to Holders;

(g) adversely affect the right of Holders to exchange Securities other than as provided in this Indenture;

(h) reduce the percentage in Principal Amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture; or

(i) alter the manner of calculation or rate of accrual of interest, Fundamental Change Repurchase Price or the Exchange Rate (except as permitted under Section 10.1(i)) on any Security or extend the time for payment of any such amount.

It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 10.1 or this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Notwithstanding anything herein to the contrary, the requisite percentage of Principal Amount of the Securities required to amend, supplement or waive the payment of Additional Interest shall be set forth in Section 8(a) of the Registration Rights Agreement.

SECTION 10.3. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 10.4. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

SECTION 10.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.6. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article X if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 9.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the effectiveness of such amendment or supplement have been satisfied or duly waived.

SECTION 10.7. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XI

Satisfaction and Discharge

SECTION 11.1. Satisfaction and Discharge of the Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Final Maturity Date or upon acceleration, or with respect to any Fundamental Change Repurchase Date, and the Company deposits with the Paying Agent or Exchange Agent, as the case may be, Cash, Common Stock or other consideration, or a combination thereof, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7) on such date;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.6 and, if money shall have been deposited with the Trustee pursuant to Section 11.1(a)(ii), the obligations of the Trustee under Section 11.2 shall survive such satisfaction and discharge.

Notwithstanding anything herein to the contrary, this Article XI shall survive any discharge of this Indenture.

SECTION 11.2. Repayment to the Company. The Trustee, the Paying Agent and the Exchange Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Exchange Agent shall have no further liability to the Securityholders with respect to such Cash or securities for that period commencing after the return thereof.

ARTICLE XII

Miscellaneous

SECTION 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, including, without limitation, the duties imposed by TIA Section 318(c), the required provision of the TIA shall control.

SECTION 12.2. Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person, sent by overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company or to the Guarantor, to:

Rayonier Inc.

50 N. Laura Street

Jacksonville, FL 32202

Attention: Vice President and General Counsel

Facsimile No.: (904) 598-2250

if to the Trustee, to:

The Bank of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attention: Christie Leppert, Assistant Vice President

Facsimile No.: (904) 645-1921

Such notices or communications to the Trustee shall be effective when received.

The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by hand or by an overnight delivery service to it at its address shown on the Register and shall be sufficiently given if so mailed or delivered within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except as set forth above as to the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Exchange Agent and any other Person shall have the protection of TIA Section 312(c).

SECTION 12.4. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officers’ Certificate provided pursuant to Section 6.3) shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.5. Record Date for Vote or Consent of Securityholders. The Company may set a Record Date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which Record Date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a Record Date is fixed, those persons who were Holders of Securities at the Close of Business on such Record Date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such Record Date.

SECTION 12.6. Rules by Trustee, Paying Agent, Registrar and Exchange Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Exchange Agent may make reasonable rules for its functions.

SECTION 12.7. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the city in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If an Interest Payment Record Date or other Record Date is a Legal Holiday, the Record Date shall not be affected.

SECTION 12.8. Governing Law; Jury Trial Waiver. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

SECTION 12.9. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or the Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others. All liability described in paragraph 14 of the Securities of any incorporator, director, officer, employee or shareholder, as such, of the Company or the Guarantor or any of their successors is waived and released. Such waiver and release are part of the consideration for the issue of the Securities and the Guarantee.

SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

SECTION 12.13. Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14. Calculations in Respect of the Securities. The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

SECTION 12.15. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

RAYONIER TRS HOLDINGS INC.,

By:
Name:
Title:

RAYONIER INC.,

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee,

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 , AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON EXCHANGE HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON EXCHANGE HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I)

[1]	This legend to be included only if the Security is a Global Security.
[2]	This legend to be included only if the Security is a Restricted Security.

THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]3

[3]	This legend to be included only if the Security is a Restricted Security.

RAYONIER TRS HOLDINGS INC.

3.75% Senior Exchangeable Notes due 2012

No. CUSIP: 75508AAA4 No.

ISIN: US75508AAA43

RAYONIER TRS HOLDINGS INC., a Delaware corporation (the “Company,” which term shall include any successor Person under the Indenture referred to on the attached “Terms of the Notes”), promises to pay to Cede & Co., or registered assigns, the Principal Amount of [•] Million Dollars ($[•]) on October 15, 2012, and to pay interest thereon, in arrears, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including October 16, 2007), to, but excluding, April 15 and October 15 of each year (each, an “Interest Payment Date”), beginning on April 15, 2008, at a rate of 3.75% per annum until the principal hereof is paid or made available for payment at October 15, 2012, or upon acceleration, or until such date on which this security is exchanged or repurchased as provided herein. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at the Close of Business on the regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”); provided, however, that interest shall be paid to a Person other than the Person in whose name this Security is registered at the Close of Business on the Interest Payment Record Date as provided herein.

Reference is hereby made to the further provisions of this Security set forth on the attached “Terms of the Notes”, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

RAYONIER TRS HOLDINGS INC.,

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee,

By:
Authorized Signatory

[FORM OF THE TERMS OF THE NOTES]

RAYONIER TRS HOLDINGS INC.

3.75% SENIOR EXCHANGEABLE NOTES DUE 2012

This Security is one of a duly authorized issue of 3.75% Senior Exchangeable Notes due 2012 (the “Securities”) of the Rayonier TRS Holdings Inc., a Delaware corporation (the “Company”), issued under an Indenture, dated as of October 16, 2007 (the “Indenture”), among the Company, the Guarantor and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

The Company promises to pay interest on the Principal Amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually on each April 15 and October 15, with the first payment to be made on April 15, 2008 and maturity on October 15, 2012. Interest on the Securities will accrue on the Principal Amount from and including the most recent date to which interest has been paid or provided for or, if no interest has been paid, from and including October 16, 2007, in each case to but excluding the next interest payment date or Maturity Date, as the case may be. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months as set forth on the face of the Security.

If the Holder elects to require the Company to repurchase this Security pursuant to paragraph 6 of this Security, on a date that is after an Interest Payment Record Date but on or before the corresponding Interest Payment Date, interest and Additional Interest, if any, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Repurchase Date shall be paid to the same Holder to whom the Company pays the principal of this Security. Interest and Additional Interest, if any, accrued and unpaid hereon at the Final Maturity Date also shall be paid to the same Holder to whom the Company pays the principal of this Security.

Interest and Additional Interest, if any, on Securities exchanged after the Close of Business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date shall be paid, on such Interest Payment Date4, to the Holder of the Securities as of the Close of Business on the Interest Payment Record Date but, upon exchange, the exchanging Holder must pay the Company an amount equal to the interest that shall be payable on such Interest Payment Date. No such payment need be made with respect to Securities exchanged after an Interest Payment Record Date and prior to the corresponding Interest Payment Date (1) for any overdue interest that exists at the time of exchange with respect to the Securities being exchanged, but only to the extent of the amount of such overdue interest, (2) if the Company has

[4]	With respect to Additional Securities, Interest will accrue from and including the most recent date to which interest has been paid if no interest has been paid, from and including the date such Additional Securities are issued.

specified a repurchase date following a Fundamental Change that is after an Interest Payment Record Date and on or prior to the next Interest Payment Date, or (3) if the Holder exchanges after the Close of Business on the Interest Payment Record Date relating to the final Interest Payment Date.

Except as otherwise stated herein, any reference herein to interest accrued or payable as of any date shall include Additional Interest, if any, accrued or payable on such date as provided in the Indenture or the Registration Rights Agreement.

2.	Method of Payment.

Payment of the principal of, and interest on, the Securities shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate Principal Amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	Paying Agent, Registrar, Exchange Agent.

Initially, the Trustee shall act as Paying Agent, Registrar and Exchange Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Exchange Agent, subject to the terms of the Indenture.

4.	Indenture.

The Securities are general unsubordinated unsecured obligations of the Company initially limited to $300,000,000 aggregate Principal Amount (which Principal Amount includes the $50,000,000 Principal Amount of Securities issued pursuant to the over-allotment option exercised by the Initial Purchasers). The Company may, without consent of the Securityholders, issue additional Securities under the Indenture with the same terms as the notes offered hereby in an unlimited aggregate Principal Amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	Guarantee.

The Guarantee is the direct, unsecured and unsubordinated obligation of the Guarantor and will rank equally with all the Guarantor’s existing and future unsubordinated unsecured indebtedness from time to time outstanding.

6.	Repurchase by the Company Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase for Cash, at the option of any Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to Close of Business, on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be purchased with respect to a Fundamental Change Repurchase Date is deposited with the Paying Agent by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date then, on and after such Fundamental Change Repurchase Date such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no rights as such other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities to the Paying Agent.

7.	Exchange.

Subject to the terms of the Indenture, during the period beginning on July 15, 2012 and ending at the Close of Business on the second Business Day immediately preceding the Final Maturity Date, Holders may surrender Securities, in whole or in part, for exchange at the Exchange Price then in effect. In addition, at any time to and including the Close of Business on the second Business Day immediately preceding the Final Maturity Date, Holders may surrender Securities, in whole or in part, for exchange at the Exchange Price then in effect if any of the following conditions is satisfied:

•

During any calendar quarter beginning after December 31, 2007, if the Closing Sale Price of the Common Stock for at least twenty (20) Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 130% of the Exchange Price per share of Common Stock on such last Trading Day;

•

During the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 Principal Amount of Securities for each day of such five consecutive Trading Day period is less than 98% of the product of the Closing Sale Price on such date and the Exchange Rate on such date, all as determined by the Trustee;

•	If the Guarantor proposes to make certain significant distributions to the holders of the Guarantor’s Common Stock; or

•	In connection with a Fundamental Change.

Upon satisfaction of any of the preceding conditions and subject to the terms and conditions of the Indenture, a Holder of a Security may exchange the Security (or any portion thereof equal to $1,000 Principal Amount or any integral multiple of $1,000 Principal Amount in excess thereof) into Cash or, if the Company shall so elect, a combination of Cash and shares of Common Stock of the Guarantor in respect of the Daily Share Amount pursuant to Section 4.13 of the Indenture, at any time prior to Close of Business, on the Business Day immediately preceding the Final Maturity Date, at the Exchange Rate then in effect; provided further, that, if a Fundamental Change Repurchase Notice with respect to a Security is delivered in accordance with the Indenture, such Security shall not be exchangeable unless such Fundamental Change Repurchase Notice is duly withdrawn in accordance with the Indenture or unless there shall be a default in the payment of the Fundamental Change Repurchase Price.

The initial Exchange Rate is 18.2433 shares of Common Stock per $1,000 Principal Amount of Securities, which represents an initial Exchange Price of approximately $54.81 per share of Common Stock. The Exchange Rate is subject to adjustment under certain circumstances as provided in the Indenture, including, with respect to Securities surrendered for exchange, upon a Fundamental Change. No fractional shares will be issued upon exchange.

To exchange a Security, a Holder must (i) if the Security is represented by a Global Security, comply with the Applicable Procedures, or (ii) if the Security is represented by a Certificated Security, (a) deliver to the Exchange Agent a duly signed and completed Exchange Notice set forth below, (b) deliver the Security to the Exchange Agent, (c) deliver to the Exchange Agent appropriate endorsements and transfer documents if required by the Exchange Agent and (d) pay any tax or duty, if required pursuant to the Indenture. A Holder may exchange a portion of a Security equal to $1,000 or any integral multiple thereof.

The Company shall furnish to any Holder, upon request and without charge, copies of the certificate of incorporation and by-laws of the Company then in effect. Any such request may be addressed to the Company or to the Registrar.

8.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

10.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding, and, subject to certain exceptions, an existing Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder.

12.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor occurs and is continuing, the principal of all the Securities then outstanding plus accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, the Principal Amount of the Securities plus accrued and unpaid interest shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

13.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and the Guarantee and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their Affiliates and may otherwise deal with the Company, the Guarantor or their Affiliates with the same rights it would have if it were not the Trustee.

14.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor contained in the Indenture, Guarantee or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or the Guarantor or of any of their successors, either directly or through the Company, the Guarantor or any of their successors, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities and the Guarantee.

15.	Authentication.

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

16.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

17.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

18.	Copies of Indenture.

The Company shall furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: RAYONIER TRS HOLDINGS INC., 50 N. Laura Street, Jacksonville, FL 32202, Fax no.: (904) 598-2250, Attention: Vice President and General Counsel.

19.	Registration Rights.

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of October 16, 2007, among the Company, the Guarantor and the Initial Purchasers, including, in certain circumstances, the receipt of Additional Interest upon a registration default (as defined in such agreement).5

[5]	This Section to be included only if the Security is a Restricted Security.

SCHEDULE OF EXCHANGES OF SECURITIES6

The following exchanges, redemptions, purchases or exchanges of a part of this Global Security have been made:

DATE OF DECREASE OR INCREASE	AUTHORIZED SIGNATORY OF SECURITIES	DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY FOLLOWING SUCH DECREASE OR INCREASE

[6]	This schedule to be included only if the Security is a Global Security.

ASSIGNMENT FORM7

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint the agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

[7]	This Form and the following Forms to be included only if the Security is a Certificated Security.

FORM OF EXCHANGE NOTICE

To exchange this Security into Cash or a combination of Cash and shares of Common Stock, as applicable and as provided in the Indenture, check the box  ☐

To exchange only part of this Security, state the Principal Amount to be exchanged (which must be $1,000 or a multiple of $1,000):

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

The undersigned (the “Applicant”) hereby makes application for the issuance of record to the name of the Applicant of shares of Common Stock.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

The Bank of New York Trust Company, N.A.

1100 North Market Street

Wilmington, DE, 19890

Attn:	Corporate Trust Administration

Re:	Rayonier TRS Holdings Inc. (the “Company”)

3.75% Senior Exchangeable Notes due 2012

This is a Fundamental Change Repurchase Notice as defined in Section 3.1(c) of the Indenture, dated as of October 16, 2007 (the “Indenture”), among the Company, the Guarantor and The Bank of New York Trust Company, N.A., as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Article III of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities shall be purchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in the Indenture.

Signed:

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES8

Re:	3.75% Senior Exchangeable Notes due 2012

(the “Securities”) of Rayonier TRS Holdings Inc.

This certificate relates to $                      Principal Amount of Securities owned in (check applicable box):

☐  book-entry or    ☐  definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of October 16, 2007, among Rayonier TRS Holdings Inc., Rayonier Inc. and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”), and either the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) to whom notice has been given that the transfer is being made in reliance on such Rule 144A, in reliance on Rule 144A.

☐

Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above).

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A.

[8]	This certificate to be included only if the Security is a Restricted Security.

Dated:

Signature(s) of Transferor
(If the registered owner is a corporation, partnership or fiduciary, the title person signing on behalf of such registered owner must be stated.)

Signature Guaranteed Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

IN WITNESS WHEREOF,

[ ]

By:
Name:
Title:

EXHIBIT C

FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE

Rayonier Inc., a North Carolina corporation (the “Guarantor,” which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this notation is endorsed), hereby unconditionally and irrevocably guarantees on a senior basis to each Holder and to the Trustee and its successors and assigns the full and prompt payment (within applicable grace periods) of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise (all the foregoing being hereinafter collectively called the “Guarantee Obligations”). The Guarantor further agrees that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under Article V of the Indenture notwithstanding any extension or renewal of any Guarantee Obligation. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

Subject to the terms of the Indenture, this Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the signature of one of its authorized signatories.

RAYONIER INC.

By:
Name:
Title:

C-1

SCHEDULE A

The following table sets forth the increase in the Exchange Rate, expressed as a number of Additional Shares of Common Stock per $1,000 Principal Amount of Securities:

	Effective Date
Stock Price	10/15/2007	10/15/2008	10/15/2009	10/15/2010	10/15/2011	10/15/2012
$44.93	4.0135	4.0135	4.0135	4.0135	4.0135	4.0135
$45.00	3.9912	3.9702	3.9492	3.9282	3.9071	3.9769
$47.50	3.2591	3.3127	3.3153	3.2150	2.9755	2.8074
$50.00	2.6413	2.6715	2.6476	2.5154	2.2142	1.7549
$52.50	2.1203	2.1330	2.0908	1.9397	1.6039	0.8029
$55.00	1.6818	1.6820	1.6285	1.4695	1.1246	0.0852
$57.50	1.3139	1.3056	1.2465	1.0888	0.7562	0.0000
$60.00	1.0066	0.9930	0.9328	0.7835	0.4793	0.0000
$62.50	0.7515	0.7352	0.6772	0.5413	0.2768	0.0000
$65.00	0.5414	0.5244	0.4711	0.3519	0.1346	0.0000
$67.50	0.3704	0.3540	0.3071	0.2071	0.0434	0.0000
$70.00	0.2337	0.2190	0.1799	0.1010	0.0000	0.0000
$72.50	0.1284	0.1160	0.0858	0.0307	0.0000	0.0000
$75.00	0.0530	0.0435	0.0239	0.0000	0.0000	0.0000
$77.50	0.0081	0.0022	0.0000	0.0000	0.0000	0.0000
$80.00	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000